Exhibit 10.2

SIMON PROPERTY GROUP
SERIES 2010 LTIP UNIT (TWO YEAR PROGRAM)
AWARD AGREEMENT

This Series 2010 LTIP Unit (Two Year Program) Award Agreement (“Agreement”) made as of the date set forth below among Simon Property Group, Inc., a Delaware corporation (the “Company”), its subsidiary, Simon Property Group, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the person identified below as the grantee (the “Grantee”).

Recitals

A.            The Grantee is an employee of the Company or one of its affiliates and provides services to the Partnership.

B.            The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved this award (this “Award”) pursuant to the Partnership’s 1998 Stock Incentive Plan (as further amended, restated or supplemented from time to time hereafter, the “Plan”) and the Eighth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, restated and supplemented from time to time hereafter (the “Partnership Agreement”), to provide officers of the Company or its affiliates, including the Grantee, in connection with their employment, with the incentive compensation described in this Agreement, and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its affiliates, including the Partnership. This Award was approved by the Committee pursuant to authority delegated to it by the Board as set forth in the Plan and the Partnership Agreement to make grants of LTIP Units (as defined in the Partnership Agreement).

C.            This Agreement evidences an award of LTIP Units that have been designated as the Series 2010 LTIP Units pursuant to the Partnership Agreement.

D.            Effective as of the grant date specified in Schedule A, the Committee has made an award to the Grantee of the number of LTIP Units (the “Award LTIP Units”) set forth in Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1.             Administration.  This Award shall be administered by the Committee which has the powers and authority as set forth in the Plan.

2.             Definitions.  Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan.  In addition, as used herein:

“Absolute TSR Goal” means the goal for TSR on an absolute basis as set forth on Exhibit A.

“Annualized TSR Percentage” means the annualized equivalent of the TSR Percentage.

“Award Date” means the date that the Award LTIP Units were granted as set forth on Schedule A.

“Award LTIP Units” has the meaning set forth in the Recitals.

“Baseline Value” means $79.80, the per share closing price of the Common Stock reported by The New York Stock Exchange for the last trading date preceding January 1, 2010.

“Change of Control” means:

(i)            Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or the estate of Melvin Simon, Herbert Simon or David Simon (the “Simons”), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided that for purposes of determining the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of any “group” of which the Simons or any of their affiliates or associates is a member (each such entity or individual, a “Related Party”), there shall not be attributed to the beneficial ownership of such group any shares beneficially owned by any Related Party;

(ii)           Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

(iii)          Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company’s outstanding voting securities, (B) no person (excluding the Company, the Simons, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)          Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (x) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company’s outstanding voting securities, (y) no person (excluding the Company, the Simons, and any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors of the Company providing for such sale or other disposition of assets of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, either currently existing or authorized hereafter.

“Continuous Service” means the continuous service to the Company or any subsidiary or affiliate, without interruption or termination, in any capacity of employment. Continuous Service shall not be considered interrupted in the case of:  (A) any approved leave of absence; (B) transfers among the Company and any subsidiary or affiliate, or any successor, in any capacity of employment; or (C) any change in status as long as the individual remains in the service of the Company and any subsidiary or affiliate in any capacity of employment. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Designation” means the Certificate of Designation of Series 2010 LTIP Units of the Partnership approved by the Company as the general partner of the Partnership.

“Disability” means, with respect to the Grantee, a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

“Earned LTIP Units” means those Award LTIP Units that have been determined by the Committee to have been earned on the Valuation Date based on the extent to which the Absolute TSR Goal and the Relative TSR Goals have been achieved as set forth in Section 3(c) or have otherwise been earned under Section 4.

“Effective Date” means the close of business on January 1, 2010.

“Employment Agreement” means, as of a particular date, any employment or similar service agreement then in effect between the Grantee, on the one hand, and the Company or one of its Subsidiaries, on the other hand, as amended or supplemented through such date.

“Ending Common Stock Price” means, as of a particular date, the average of the closing prices of the Common Stock reported by The New York Stock Exchange for the twenty (20) consecutive trading days ending on (and including) such date; provided, however, that if such date is the date upon which a Change of Control occurs, the Ending Common Stock Price as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Change of Control for one share of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” has the meaning set forth in Section 7.

“LTIP Units” means the Series 2010 LTIP Units issued pursuant to the Designation.

“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the Earned LTIP Units pursuant to Section 4 in the event of a Qualified Termination of the Grantee’s Continuous Service or a Change of Control prior to the Valuation Date, determined by dividing the number of calendar days that have elapsed since the Effective Date to and including the date of the Grantee’s Qualified Termination or a Change of Control, whichever is applicable, by 730.

“Partnership Units” or “Units” has the meaning provided in the Partnership Agreement.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).

“Per Unit Purchase Price” has the meaning set forth in Section 5.

“Plan” has the meaning set forth in the Recitals.

“Qualified Termination” has the meaning set forth in Section 4(b).

“REIT Index” means the MSCI REIT Index or any successor index.

“Relative TSR Goals” means the goals set for TSR on a relative basis as compared to the REIT Index and the S&P Index as set forth on Exhibit A.

“S&P Index” means the Standard & Poors 500 index of large capitalization U.S. stocks or any successor index.

“Securities Act” means the Securities Act of 1933, as amended.

“Total Stockholder Return” or “TSR” means, with respect to a share of Common Stock as of a particular date of determination, the sum of: (A) the difference, positive or negative, of the Ending Common Stock Price as of such date over the Baseline Value, plus (B) the total per-share dividends and other distributions (excluding distributions described in Section 7) with respect to the Common Stock declared between the Effective Date and such date of determination and assuming contemporaneous reinvestment in Common Stock of all such dividends and distributions, so long as the “ex-dividend” date with respect thereto falls prior to such date of determination.

“Transfer” has the meaning set forth in Section 7.

“TSR Percentage” means the TSR achieved with respect to a share of Common Stock from the Effective Date to the Valuation Date determined by following quotient: (A) the TSR divided by (B) the Baseline Value.

“Valuation Date” means the earlier of (A) December 31, 2011, or (B) the date upon which a Change of Control shall occur.

“Vested LTIP Units” means those Earned LTIP Units that have fully vested in accordance with the time-based vesting conditions of Section 3(d) or have vested on an accelerated basis under Section 4.

3.             Award.

(a)         The Grantee is granted as of the Award Date, the number of Award LTIP Units set forth on Schedule A which are subject to forfeiture provided in this Section 3 and Section 4.  The Award LTIP Units will be forfeited unless within ten (10) business days from the Award Date the Grantee executes and delivers a fully executed copy of this Agreement and such other documents that the Company and/or the

Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws, and the Grantee pays the Per Unit Purchase Price for each such Award LTIP Unit issued.

(b)         The Award LTIP Units are subject to forfeiture during a maximum of a five-year period based on a combination of (i) the extent to which the Absolute TSR Goal and the Relative TSR Goals are achieved and (ii) the passage of five years or a shorter period in certain circumstances as provided herein in Section 4.  Award LTIP Units may become Earned LTIP Units and Earned LTIP Units may become Vested LTIP Units in the amounts and upon the conditions set forth in this Section 3 and in Section 4, provided that, except as otherwise expressly set forth in this Agreement, the Continuous Service of the Grantee continues through and on each applicable vesting date.

(c)         As soon as practicable following the Valuation Date, but as of the Valuation Date, the Committee will determine:

(i)            the extent to which the Absolute TSR Goal has been achieved;

(ii)           the extent to which the Relative TSR Goals have been achieved;

(iii)          using the payout matrix on Exhibit A, the number of Earned LTIP Units to which the Grantee is entitled; and

(iv)          the calculation of the Partial Service Factor, if applicable to the Grantee.

If the number of Earned LTIP Units is smaller than the number of Award LTIP Units, then the Grantee, as of the Valuation Date, shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership other than as provided in the last sentence of Section 5; thereafter the term LTIP Units will refer only to the Earned LTIP Units and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award LTIP Units that were so forfeited.

(d)         The Earned LTIP Units shall become Vested LTIP Units in the following amounts and at the following times, provided that the Continuous Service of the Grantee continues through and on the applicable vesting date or the accelerated vesting date provided in Section 4, as applicable:

(i)            fifty percent (50%) of the Earned LTIP Units shall become Vested LTIP Units on January 1, 2013; and

(ii)           fifty percent (50%) of the Earned LTIP Units shall become Vested LTIP Units on January 1, 2014.

(e)         Except as otherwise provided under Section 4, upon termination of Continuous Service before the applicable vesting date, any Earned LTIP Units that have not become Vested LTIP Units pursuant to Section 3(d) shall, without payment of any consideration by the Partnership other than as provided in the last sentence of Section 5, automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Earned LTIP Units.

4.             Termination of Grantee’s Employment; Death and Disability; Change of Control.

(a)         If the Grantee ceases to be an employee of the Company or any of its affiliates, the provisions of Sections 4(b) through Section 4(f) shall govern the treatment of the Grantee’s Award LTIP Units exclusively, unless an Employment Agreement contains provisions that expressly refer to this Section 4(a) and provides that those provisions of the Employment Agreement shall instead govern the treatment of the Grantee’s LTIP Units. In the event an entity of which the Grantee is an employee ceases to be a subsidiary or affiliate of the Company, such action shall be deemed to be a termination of employment of the Grantee for purposes of this Agreement, unless the Grantee promptly thereafter becomes an employee of the Company or any of its affiliates, provided that, the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Grantee’s Award LTIP Units and Earned LTIP Units that have not previously been forfeited, effective immediately prior to such event. If a Change of Control occurs, Section 4(d) shall govern the treatment of the Grantee’s Award LTIP Units exclusively, notwithstanding the provisions of the Plan.

(b)         In the event of termination of the Grantee’s Continuous Service before the Valuation Date by Grantee’s death or Disability (each a “Qualified Termination”), the Grantee will not forfeit the Award LTIP Units upon such termination, but the following provisions of this Section 4(b) shall modify the treatment of the Award LTIP Units:

(i)            the calculations provided in Section 3(c) shall be performed as of the Valuation Date as if the Qualified Termination had not occurred;

(ii)           the number of Earned LTIP Units calculated pursuant to Section 3(c) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Grantee’s Earned LTIP Units for all purposes under this Agreement;

(iii)          the Grantee’s Earned LTIP Units as adjusted pursuant to Section 4(b)(ii) shall, as of the Valuation Date, become Vested LTIP Units and shall no longer be subject to forfeiture pursuant to Section 3(e).

(c)         In the event of Qualified Termination after the Valuation Date, all Earned LTIP Units that have not previously been forfeited pursuant to the calculations set forth in Section 3(c) shall, as of the date of such Qualified Termination, become Vested LTIP Units and no longer be subject to forfeiture pursuant to Section 3(e); provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(d) will apply to the Grantee after the effective date of a Qualified Termination after the Valuation Date, the Grantee will not have the right to Transfer (as defined in Section 7) except by reason of the Grantee’s death or request conversion of his or her Vested LTIP Units under the Designation until such dates as of which his or her Earned LTIP Units would have become Vested LTIP Units pursuant to Section 3(d) absent a Qualified Termination.

(d)         If the calculations provided in Section 3(c) are triggered by a Change of Control prior to the Valuation Date, the Grantee’s Award LTIP Units shall be multiplied by the Partial Service Factor determined as of the date of the Change of Control and the resulting number of LTIP Units shall become Vested LTIP Units immediately and automatically as of the Valuation Date. If a Change of Control occurs on or after the Valuation Date and prior to January 1, 2013, all Earned LTIP Units shall become Vested LTIP Units immediately and automatically upon the occurrence of the Change of Control.

(e)         Notwithstanding the foregoing, in the event any payment to be made hereunder after giving effect to this Section 4 is determined to constitute “nonqualified deferred compensation” subject to Section 409A of the Code, then, to the extent the Grantee is a “specified employee” under Section 409A of the Code subject to the six-month delay thereunder, any such payments to be made during the six-month period commencing on the Grantee’s “separation from service” (as defined in Section 409A of the Code) shall be delayed until the expiration of such six-month period.

(f)          In the event of a termination of the Grantee’s employment other than a Qualified Termination or a termination that is related to a Change of Control, all Award LTIP Units and Earned LTIP Units that have not theretofore become Vested LTIP Units shall, without payment of any consideration by the Partnership other than as provided in the last sentence of Section 5, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units or Earned LTIP Units, provided, however, in the event the termination of Grantee’s employment is due to Grantee’s retirement after age 55, the Committee may determine, in its sole discretion, that all or any portion of the Award LTIP Units or the Earned LTIP Units shall become Vested LTIP Units, together with the terms and conditions upon which any such Award LTIP Units or Earned LTIP Units shall become Vested LTIP Units.

5.             Payments by Award Recipients. The Grantee shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless he or she shall have accepted this Agreement prior to the close of business on the date described in Section 3(a) by (a) making a contribution to the capital of the Partnership by certified or bank check or other instrument acceptable to the Committee (as defined in the Plan), of $0.25 (the “Per Unit Purchase  Price”), multiplied by the number of Award LTIP Units, (b) signing and delivering to the Partnership a copy of this Agreement and (c) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached as Exhibit B). The Per Unit Purchase Price paid by the Grantee shall be deemed a contribution to the capital of the Partnership upon the terms and conditions set forth herein and in the Partnership Agreement. Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of Award LTIP Units, as set forth in the Designation and the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Award LTIP Units constitute and shall be treated for all purposes as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. In the event of the forfeiture of the Grantee’s Award LTIP Units pursuant to this Agreement, the Partnership will pay the Grantee an amount equal to the number of Award LTIP Units so forfeited multiplied by the lesser of the Per Unit Purchase Price or the fair market value of an Award LTIP Unit on the date of forfeiture as determined by the Committee.

6.             Distributions.

(a)         The holders of Award LTIP Units, Earned LTIP Units and Vested LTIP Units (until and unless forfeited pursuant to Section 3(e) or Section 4(f)), shall be entitled to receive the distributions to the extent provided for in the Designation and the Partnership Agreement.

(b)         All distributions paid with respect to LTIP Units shall be fully vested and non-forfeitable when paid.

7.             Restrictions on Transfer.

(a)         Except as otherwise permitted by the Committee in its sole discretion, none of the Award LTIP Units, Earned LTIP Units, Vested LTIP Units or Partnership Units into which Vested LTIP Units have been converted shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”); provided that Earned LTIP Units and Vested LTIP Units may be Transferred to the Grantee’s Family Members (as defined below) by gift, bequest or domestic relations order; and provided further that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 7.  Additionally, all such Transfers must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any such Transfer, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act).  Any attempted Transfer not in accordance with the terms and conditions of this Section 7 shall be null and void, and neither the Partnership nor the Company shall reflect on its records any change in record ownership of any Earned LTIP Units or Vested LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer.  Except as provided in this Section 7, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

(b)         For purposes of this Agreement, “Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which one or more of these persons (or the Grantee) own more than 50 percent of the beneficial interests, and a partnership or limited liability company in which one or more of these persons (or the Grantee) own more than 50 percent of the voting interests.

8.             Miscellaneous.

(a)         Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification which materially adversely affects the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him or her. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership or any of their subsidiaries or affiliates.

(b)         Incorporation of Plan and Designation; Committee Determinations. The provisions of the Plan and the Designation are hereby incorporated by reference as if set forth herein. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications. In the event of a Change of Control, the Committee will make such determinations within a period of time that enables the Company to make any payments due hereunder not later than the date of consummation of the Change of Control.

(c)         Status of LTIP Units; Plan Matters. This Award constitutes an incentive compensation award under the Plan. The LTIP Units are equity interests in the Partnership. The number of shares of Common Stock reserved for issuance under the Plan underlying outstanding Award LTIP Units will be determined by the Committee in light of all applicable circumstances, including calculations made or to be made under Section 3, vesting, capital account allocations and/or balances under the Partnership Agreement, and the exchange ratio in effect between Partnership Units and shares of Common Stock. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Partnership Units in accordance with the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Plan. The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.

(d)         Legend.  The records of the Partnership evidencing the LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(e)         Compliance With Law.  The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become Vested LTIP Units at a time that such vesting would result in a violation of any such law.

(f)          Grantee Representations; Registration.

(i)            The Grantee hereby represents and warrants that (A) he or she understands that he or she is responsible for consulting his or her own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of this Award may become subject, to his or her particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award; (D) LTIP Units are subject to substantial risks; (E) the Grantee has been furnished with, and has reviewed and understands, information relating to this Award; (F) the Grantee has been afforded the opportunity to obtain such additional information as he or she deemed necessary before accepting this Award; and (G) the Grantee has had an opportunity to ask questions of representatives of the Partnership and the Company, or persons acting on their behalf, concerning this Award.

(ii)           The Grantee hereby acknowledges that: (A) there is no public market for  LTIP Units or Partnership Units into which Vested LTIP Units may be converted and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales of LTIP Units and Partnership Units are subject to restrictions under the Securities Act and applicable state securities laws; (C) because of the restrictions on transfer or assignment of LTIP Units and Partnership Units set forth in the Partnership Agreement and in this Agreement, the Grantee may have to bear the economic risk of his or her ownership of the LTIP Units covered by this Award for an indefinite period of time; (D) shares of Common Stock issued under the Plan in exchange for Partnership Units, if any, are expected to be covered by a Registration Statement on Form S-8 (or a successor form under applicable rules and regulations of the Securities and

Exchange Commission) under the Securities Act, to the extent that the Grantee is eligible to receive such shares under the Plan at the time of such issuance and such registration Statement is then effective under the Securities Act; (E) resales of shares of Common Stock issued under the Plan in exchange for Partnership Units, if any, shall only be made in compliance with all applicable restrictions (including in certain cases “blackout periods” forbidding sales of Company securities) set forth in the then applicable Company employee manual or insider trading policy and in compliance with the registration requirements of the Securities Act or pursuant to an applicable exemption therefrom.

(g)         Section 83(b) Election.  The Grantee hereby agrees to make an election to include the Award LTIP Units in gross income in the year in which the Award LTIP Units are issued pursuant to Section 83(b) of the Code substantially in the form attached as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder. The Grantee agrees to file such election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Award Date with the IRS Service Center where the Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the Award LTIP Units are issued to the Grantee. So long as the Grantee holds any Award LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(h)         Tax Consequences.  The Grantee acknowledges that (i) neither the Company nor the Partnership has made any representations or given any advice with respect to the tax consequences of acquiring, holding, selling or converting LTIP Units or making any tax election (including the election pursuant to Section 83(b) of the Code) with respect to the LTIP Units and (ii) the Grantee is relying upon the advice of his or her own tax advisor in determining such tax consequences.

(i)          Severability.  If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

(j)          Governing Law.  This Agreement is made under, and will be construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state.

(k)         No Obligation to Continue Position as an Employee, Consultant or Advisor.  Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s employment at any time.

(l)          Notices.  Any notice to be given to the Company shall be addressed to the Secretary of the Company at 225 West Washington Street, Indianapolis, Indiana 46204 and any notice to be given to the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

(m)        Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any LTIP Units or Partnership Units are withheld (or returned), the number of LTIP Units or Partnership Units so withheld (or returned) shall be limited to the number which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(n)         Headings.  The headings of paragraphs of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

(o)         Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(p)         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

(q)         Section 409A.  This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code, to the extent applicable. Any provision of this Agreement that is inconsistent with applicable provisions of Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code.

(r)            Delay in Effectiveness of Exchange.  The Grantee acknowledges that any exchange of Partnership Units received upon conversion of Vested LTIP Units for Common Stock may not become effective until six (6) months from the date such Vested LTIP Units became fully vested.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the          day of                   , 20    .

SIMON PROPERTY GROUP, INC., a Delaware corporation

By:
Name:
Title:

SIMON PROPERTY GROUP, L.P., a Delaware limited partnership

	By:	Simon Property Group, Inc., a Delaware corporation, its general partner

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A

PAYOUT MATRIX

The Committee will determine the number of Award LTIP Units that become Earned LTIP Units by determining the extent to which the Absolute TSR Goal and the Relative TSR Goals have been achieved as set forth in the following payout matrix.

		Relative TSR (TSR %-ile Rank)(2)
Absolute TSR(1)		vs. MSCI REIT Index		vs. S&P 500 Index
Weighted 20%		Weighted 60%		Weighted 20%
Performance	Payout % of Target(3)	Performance	Payout % of Target(3)	Performance	Payout % of Target(3)
<=13.3%	0.0%	Index -1%	0.0%	Index -2%	0.0%
16%	33.3%	= Index	33.3%	= Index	33.3%
18%	50.0%	Index +1%	50.0%	Index +2%	100.0%
20%	66.7%	Index +2%	66.7%
22%	83.3%	Index +3%	100.0%
>=24%	100.0%

(1)  Percentage of total shareholder return over two-year performance period commencing on the Effective Date

(2)  Percentage of relative performance over two-year performance period commencing on the Effective Date

(3)  Linear interpolation between payout percentages

EXHIBIT B

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Simon Property Group, L.P., hereby accepts all of the terms and conditions of and becomes a party to, the Eighth Amended and Restated Agreement of Limited Partnership, dated as of May 8, 2008, of Simon Property Group, L.P. as amended through this date (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name:

Date:

Address of Limited Partner:

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF
PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.      The name, address and taxpayer identification number of the undersigned are:

Name:                                                                                                             (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:       -      -

2.       Description of property with respect to which the election is being made:  Series 2010 LTIP Units (“LTIP Units”) in Simon Property Group, L.P. (the “Partnership”).

3.       The date on which the LTIP Units were issued is                , 2010.  The taxable year to which this election relates is calendar year 2010.

4.             Nature of restrictions to which the LTIP Units are subject:

(a)       With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)      The Taxpayer’s LTIP Units are subject to forfeiture until they vest in accordance with the provisions in the applicable Award Agreement and Certificate of Designation for the LTIP Units.

5.      The fair market value at time of issue (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $         per LTIP Unit.

6.       The amount paid by the Taxpayer for the LTIP Units was $         per LTIP Unit.

7.       A copy of this statement has been furnished to the Partnership and Simon Property Group, Inc.

Dated:

Name:

SCHEDULE A TO SERIES 2010 LTIP UNIT (TWO YEAR PROGRAM)
AWARD AGREEMENT

Award Date:                                                       , 2010

Name of Grantee:

Number of Award LTIP Units: